Filed pursuant to Rule 424(b)(3)
                                               File No. 333-06123



SUPPLEMENT NO. 18 TO PROSPECTUS DATED MARCH 15, 1996

        (AS SUPPLEMENTED MARCH 15, 1996)


                    PACCAR Financial Corp.

                 Medium-Term Notes, Series H

         Due from 9 months to 10 years from date of issue

 Interest payable each March 15 and September 15 and at maturity



                                                    INTEREST RATE
RANGE OF MATURITIES                                    PER ANNUM
-------------------                                 --------------

From 27 months to 30 months..............................6.05%

More than 30 months to 33 months.........................6.10%

More than 33 months to 36 months.........................6.11%

More than 36 months to 39 months.........................6.19%


Dated:  February 21, 1997


Form of Note (check one):   Book Entry    [X]

                            Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.